UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006 (September 6, 2006)

Eagle Bulk Shipping Inc.

(Exact name of Registrant as specified in Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2006, Eagle Bulk Shipping Inc. (the "Company") entered into an interest-rate swap transaction with the Royal Bank of Scotland plc ("RBS") for the notional amount of $84.8 million. Effective September 15, 2006, the swap transaction converts the Company’s floating-rate interest obligation under its revolving credit facility to a quarterly fixed rate of 5.24%, exclusive of RBS’s margin, through September 15, 2009. With this transaction, the Company has now effectively fixed its interest rate exposure on its entire outstanding indebtedness of $214.8 million at a weighted average of 4.67%, exclusive of RBS's margin.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information presented above under Item 1.01 of this Current Report is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING, INC.

By:	/s/ Sophocles N. Zoullas
Name:	Sophocles N. Zoullas
Title:	Chief Executive Officer
and President

Date: September 7, 2006

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